EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of Asiarim Corp. aka Un Monde International Worldwide Ltd. (the “Company”) Quarterly Report on Form 10-Q for the period ending March 31, 2022 (the “Report”), I, Zhang Ci, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 25, 2022	Asiarim Corp. aka Un Monde International Worldwide Ltd.

	By:	/s/Zhang Ci
	Name:	Zhang Ci
	Title:	CEO